As filed with the Securities and Exchange Commission on February 28, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1993

Cactus, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of Identification Number)	35-2586106 (I.R.S. Employer incorporation or organization)
920 Memorial City Way, Suite 300
Houston, Texas 77024
(713) 626-8800
(Addresses, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Bender
Chief Executive Officer, Chairman of the Board and Director
920 Memorial City Way, Suite 300
Houston, Texas 77024
(713) 626-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adorys Velazquez
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
(212) 408-2500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

Cactus, Inc.
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
We may offer and sell the following securities:
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Shares of Class A common stock;

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Shares of preferred stock;

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Depositary shares;

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Warrants; and

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Debt Securities.

In addition, the selling stockholders named in this prospectus or in any supplement to this prospectus may offer and sell shares of our Class A common stock. We or the selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We or the selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders.
This prospectus provides you with a general description of these securities and the general manner in which we or the selling stockholders will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sales of our common stock by the selling stockholders. See “Selling Stockholders” for a more detailed discussion about the selling stockholders.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “WHD.”
You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 7 of this prospectus for information on certain risks related to the purchase of our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 28, 2025.

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You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We and the selling stockholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Industry and Market Data
The market data and certain other statistical information used or incorporated by reference in this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriters have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or incorporated by reference in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.
Trademarks and Trade Names
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference herein may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings and the selling stockholders may, from time to time, offer and sell shares of our Class A common stock in one or more offerings. This prospectus generally describes Cactus, Inc. and the Class A common stock, preferred stock, depositary shares, warrants and debt securities that we or the selling stockholders may offer. Each time we or the selling stockholders offer securities by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.
A selling stockholder that is an affiliate of Cactus, Inc. may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and each time that any such selling stockholder sells any shares of our Class A common stock offered by this prospectus, such selling stockholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling stockholder and the terms of the Class A common stock being offered in the manner required by the Securities Act.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”
Any reference in this prospectus to:
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“Cactus,” the “Company,” “us,” “we,” “our,” “ours” or like terms refer to Cactus, Inc. and its consolidated subsidiaries (including Cactus Companies) unless we state otherwise or the context otherwise requires; and

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“Cactus Companies” refers to Cactus Companies, LLC.

ABOUT CACTUS, INC.
We are primarily engaged in the design, manufacture, sale and rental of highly engineered pressure control and spoolable pipe technologies. Our products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of our customers’ wells. We also provide field services for all of our products and rental items to assist with the installation, maintenance and handling of the equipment. Additionally, we offer repair and refurbishment services as appropriate. We operate through service centers and pipe yards located in the United States, Canada and Australia. We also provide rental and service operations in the Middle East and other select international markets. Our primary manufacturing and production facilities are in Bossier City, Louisiana, Baytown, Texas and Suzhou, China. Our corporate headquarters are located in Houston, Texas.
We are a Delaware corporation. Our principal executive offices are located at 920 Memorial City Way, Suite 300, Houston, Texas 77024, and our telephone number at that address is (713) 626-8800. Our website address is www.CactusWHD.com. Information contained on our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 27, 2025; and

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the description of our Class A common stock contained in our Form 8-A filed on February 6, 2018, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.
These documents can be accessed free of charge on our website at www.CactusWHD.com. Information on our website is not incorporated by reference into this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:
Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
Phone: (713) 626-8800
Attention: Investor Relations

AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
We also make available free of charge on our website at www.CactusWHD.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “attempt,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” included in this prospectus. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, and the cautionary statements included in this prospectus, any applicable prospectus supplement and the other documents incorporated by reference herein. Important factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to:
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demand for our products and services, which is affected by, among other things, the price of crude oil and natural gas;

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the number of active drilling and workover rigs, pad sizes, drilling and completion efficiencies, lateral lengths, well productivity, well counts and availability of takeaway and storage capacity;

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changes in the number of drilled but uncompleted wells (“DUCs”);

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competition and capacity within the oilfield services industry;

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disparities in activity levels between private operators and large publicly-traded exploration and production (“E&P”) companies;

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the financial health of our customers and our credit risk of customer non-payment;

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availability and cost of raw materials, components and imported items;

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changes in inland and ocean shipping costs as well as transit times, particularly due to Red Sea-related and U.S. union port labor related disruptions, and increased transit times through and availability of the Panama Canal due to weather patterns and political tensions;

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the impact of inflation, continued higher interest rates and the possibility of a recession;

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availability and cost of skilled and qualified workers and our ability to recruit and retain employees and managers;

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potential liabilities such as warranty and product liability claims arising out of the installation, use or misuse of our products;

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our financial strategy, operating cash flows, liquidity and capital required for our business, including our ability to obtain and repay debt-financing and to pay dividends;

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our ability to retain, expand and create new relationships with major customers or suppliers;

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consolidation among our customers;

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increased competition resulting from consolidation of our competitors and the entry of new competitors;

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laws and regulations, including environmental regulations, that may increase our costs or our customers’ costs, limit the demand for our products and services or restrict our operations;

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disruptions in political, regulatory, economic and social conditions domestically or internationally, including tensions and military activity throughout the Middle East and elsewhere;

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the severity and duration of global pandemics or other health crises, such as the outbreak of COVID-19, and the extent of their impact on our business, including employee absenteeism and productivity;

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the impact of actions taken by the Organization of Petroleum Exporting Countries and other oil and gas producing countries (“OPEC+”) affecting the supply of oil and gas;

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the impact of LNG regasification and storage capacity on associated natural gas demand;

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the impact of new, expanded or increased tariffs that could be imposed and related uncertainties;

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the significance of future liabilities under the Tax Receivable Agreement (the “TRA”) we entered into in connection with our initial public offering;

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a failure of our information technology infrastructure or any significant breach of security;

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potential uninsured claims and litigation against us;

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currency exchange rate fluctuations associated with our international operations; and

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our ability to expand internationally.

We caution you that forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the operation of our business. These risks include, but are not limited to, the risks described under “Risk Factors” in this prospectus. Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any annual, quarterly or current reports that we file with the SEC after the date of this prospectus that are incorporated by reference herein and those risk factors that may be included in any applicable prospectus supplement in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
We will not receive any proceeds from the sales of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
As of February 25, 2025, our authorized capital stock consisted of: 300,000,000 shares of Class A common stock, $0.01 par value per share, of which 68,151,542 shares were issued and outstanding; 215,000,000 shares of Class B common stock, $0.01 par value per share, of which 11,432,545 shares were issued and outstanding; and 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding.
The following is a summary of our capital stock, our Amended and Restated Bylaws and our Restated Certificate of Incorporation, which we refer to as our “amended and restated bylaws” and our “restated certificate of incorporation,” respectively. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our restated certificate of incorporation and amended and restated bylaws.
Class A Common Stock
Voting Rights.   Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.
Dividend Rights.   Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights.   Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to ratably receive the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters.   The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.
Class B Common Stock
Generally.  From the completion of our initial public offering in 2018 until the CC Reorganization (as defined below) in 2023, each owner of units representing limited liability ownership interests in Cactus LLC (“CW Units”) (a “CW Unit Holder”) owned one share of our Class B common stock for each CW Unit such CW Unit Holder owned and, upon the completion of the CC Reorganization, such CW Unit Holders ceased to be holders of CW Units and, instead, became holders of a number of units representing limited liability company interests in Cactus Companies, a wholly-owned subsidiary of Cactus, (“CC Units”) equal to the number of CW Units such CW Unit Holders held immediately prior to the completion of the CC Reorganization. Following the completion of the CC Reorganization, each owner of CC Units (a “CC Unit Holder”) owns one share of our Class B common stock for each CC Unit such CC Unit Holder owns.
Voting Rights.  Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of our Class B common stock do not have cumulative voting rights in the election of directors. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.
Dividend and Liquidation Rights.  Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Cactus, Inc.
Other Matters.  The shares of Class B common stock have no preemptive rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B common stock. All outstanding shares of our Class B common stock are fully paid and non-assessable.
Preferred Stock
Our restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 10,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange (“NYSE”), from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
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the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Provisions of our restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interest. Therefore, these provisions could adversely affect the price of our Class A common stock.
Among other things, our restated certificate of incorporation and amended and restated bylaws:
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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, shall, except as otherwise required by law and the rights of holders of any series of preferred stock be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

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provide that our restated certificate of incorporation may be amended by the affirmative vote of the holders of, (i) prior to the commencement of the 2026 annual meeting of stockholders, at least two-thirds, and (ii) from the commencement of the 2026 annual meeting of stockholders and thereafter, not less than a majority, in voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class;

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provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

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provide for our board of directors to be divided into three classes until the 2027 annual meeting of stockholders, with the Class II directors elected at the 2025 annual meeting of shareholders serving for a term of one year, the Class II and III directors elected at the 2026 annual meeting of stockholders to serve for a term of one year, and the Class I, II and III directors elected at the 2027 annual meeting of stockholders to serve for a term of one year, at which time all directors will be elected to serve for one year terms at all subsequent annual meetings of stockholders; and

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provide that our amended and restated bylaws can be amended by the board of directors or (i) prior to the commencement of the 2026 annual meeting of stockholders, upon the affirmative vote of at least two-thirds of our shares entitled to vote in the election of directors, and (ii) from the commencement of the 2026 annual meeting of stockholders and thereafter, upon the affirmative vote of not less than a majority in voting power of the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

Forum Selection
Our restated certificate of incorporation provides that unless we select or consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder to bring:
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, employees or agents to us or our stockholders;

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any action asserting a claim against us or any current or former director or officer or other employee of ours arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our restated certificate of incorporation also provides that the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to the fullest extent permitted by law, shall be the federal district courts of the United States of America.
Our restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware and federal law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our restated certificate of incorporation is inapplicable or unenforceable.
Limitation of Liability and Indemnification Matters
Our restated certificate of incorporation limits the liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors or officers, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors or officers of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors or officers, except for liabilities:
•
for any breach of their duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
for, with respect to directors, unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL;

•
for any transaction from which the director or officer derived an improper personal benefit; or

•
for, with respect to officers, any action by or in the right of the corporation.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director or officer for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also require us, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a covered person in defending any proceeding in advance of its final disposition. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.
Listing
Our Class A common stock is listed on the NYSE under the symbol “WHD.”

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:
(1)
the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)
the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)
the United States federal income tax consequences applicable to the warrants;

(4)
the amount of the warrants outstanding as of the most recent practicable date; and

(5)
any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be senior or subordinated debt securities. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be Cactus, Inc.’s unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities.
To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.
The debt securities will be issued under one or more indentures between Cactus, Inc. and a trustee to be determined (the “Trustee”). The terms of the debt securities will include those set forth in the applicable indenture and any related security documents and those made a part of the indenture by the Trust Indenture Act of 1939. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part.
You should read the summary below, the applicable prospectus supplement and/or other offering materials and the provisions of the indenture, supplemental indenture and any related documents in their entirety before investing in our debt securities.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•
the title and aggregate principal amount of the debt securities;

•
whether the debt securities will be senior, subordinated or junior subordinated;

•
whether the debt securities will be secured or unsecured;

•
whether the debt securities are convertible or exchangeable into other securities;

•
the percentage or percentages of principal amount at which such debt securities will be issued;

•
the interest rate(s) or the method for determining the interest rate(s);

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•
the person to whom any interest on the debt securities will be payable;

•
the places where payments on the debt securities will be payable;

•
the maturity date;

•
redemption or early repayment provisions;

•
authorized minimum denominations and multiples in excess thereof;

•
form;

•
amount of discount or premium, if any, with which such debt securities will be issued;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•
the identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•
any covenants applicable to the particular debt securities being issued;

•
any defaults and events of default applicable to the particular debt securities being issued;

•
any applicable subordination provisions for any subordinated debt securities;

•
any restriction or condition on the transferability of the debt securities;

•
the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•
the securities exchange(s) on which the securities will be listed, if any;

•
whether any underwriter(s) will act as market maker(s) for the securities;

•
the extent to which a secondary market for the securities is expected to develop;

•
our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•
provisions relating to covenant defeasance and legal defeasance;

•
provisions relating to satisfaction and discharge of the applicable indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the applicable indenture; and

•
additional terms not inconsistent with the provisions of the applicable indenture.

We may sell debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Unless we inform you otherwise in a prospectus supplement, any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law
Any indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

REDEMPTION OF CC UNITS AND CLASS B COMMON STOCK
On February 28, 2023, we completed the acquisition of the FlexSteel business through a merger with HighRidge Resources, Inc. and its subsidiaries (“HighRidge”). On February 27, 2023, in order to facilitate the merger with HighRidge and its subsidiaries, an internal reorganization (the “CC Reorganization”) was completed in which Cactus Companies acquired all of the outstanding CW Units in exchange for an equal number of CC Units. In connection with the CC Reorganization, Cactus, Cactus Acquisitions LLC and the remaining owners of CC Units entered into the Amended and Restated Limited Liability Company Operating Agreement of Cactus Companies (the “Cactus Companies LLC Agreement”), which contains substantially the same terms and conditions as the Second Amended and Restated Limited Liability Company Operating Agreement of Cactus LLC, which was the limited liability company operating agreement of Cactus LLC prior to the CC Reorganization.
Pursuant to the Cactus Companies LLC Agreement, each holder of CC Units has, subject to certain limitations, the right (the “Redemption Right”) to cause Cactus Companies to acquire all or at least a minimum portion of its CC Units for, at Cactus Companies’ election, (x) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each CC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, Cactus, Inc. (instead of Cactus Companies) has the right (the “Call Right”) to acquire each tendered CC Unit directly from the exchanging CC Unit Holder for, at its election, (x) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (y) an equivalent amount of cash. The shares of our Class A common stock may be issued to a CC Unit Holder or directly to such CC Unit Holder’s designee. In connection with any redemption of CC Units pursuant to such Redemption Right or our Call Right, the corresponding number of shares of Class B common stock will be canceled. In addition, any redemptions involving all of the CC Units held by a CC Unit Holder (subject to the discretion of Cactus, Inc. to permit redemptions of a lower number of units) may occur at any time. As the CC Unit Holders redeem their CC Units, our membership interest in Cactus Companies will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.
We are required to pay any stamp or other similar tax in respect of any issuance of our securities upon the exercise of the Redemption Right or our Call Right, except for transfer taxes in the event such securities are to be issued in a name other than that of the exchanging unitholder.

SELLING STOCKHOLDERS
The selling stockholders named below may offer from time to time in the future up to an aggregate of 11,631,009 shares of our Class A common stock pursuant to this prospectus, which includes 11,310,359 shares of Class A common stock issuable upon the redemption of CC Units, together with an equal number of shares of our Class B common stock, as described above in “Redemption of CC Units and Class B Common Stock.” The term “selling stockholders” includes the stockholders listed in the table below and their distributees, transferees, pledgees, donees, assignees or other successors.
The following table sets forth information as of the date of this prospectus by each selling stockholder regarding (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus, assuming each selling stockholder has redeemed all CC Units, together with an equal number of shares of our Class B common stock, beneficially owned by him or her for an equivalent number of shares of our Class A common stock and resold all such shares of our Class A common stock and any other shares of Class A common stock pursuant to this prospectus. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of our Class A common stock or our Class B common stock.
Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
The percentage ownership interests shown in the following table are based on 68,151,542 shares of Class A common stock and 11,432,545 shares of Class B common stock issued and outstanding on February 25, 2025. Unless otherwise noted, the mailing address of each person or entity named below is 920 Memorial City Way, Suite 300 Houston, Texas 77024.
	Shares Beneficially Owned Before the Offering						Shares of Class A Common Stock that May Be Sold(3)	Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)			Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
	Number	%	Number	%	Number	%		Number	%	Number	%	Number	%
Selling Stockholders
Cactus WH Enterprises, LLC(4)	—	—	10,160,359	88.9	10,160,359	12.8	10,160,359	—	—	—	—	—	—
Lee Boquet(5)	—	—	1,150,000	10.1	1,150,000	1.4	1,150,000	—	—	—	—	—	—
Scott Bender(4)(6)(7)	102,920	*	10,160,359	88.9	10,263,279	12.9	10,263,279	—	—	—	—	—	—
Joel Bender(4)(7)(8)	217,730	*	10,160,359	88.9	10,378,089	13.0	10,378,089	—	—	—	—	—	—
Total							11,631,009

*
Less than 1%.

(1)
Each of the selling stockholders that is a member of Cactus Companies holds one share of Class B common stock for each CC Unit that it holds. As described in “Redemption of CC Units and Class B Common Stock,” each CC Unit, together with an equal number of shares of our Class B common stock, is exchangeable for shares of our Class A common stock on a one-for-one basis.

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. The CC Unit Holders hold one share of Class B common stock for each CC Unit that they own. Each share of Class B common stock has no economic rights but entitles the holder thereof to one vote for each CC Unit held by such holder. Accordingly, the CC Unit Holders collectively have a number of votes in Cactus Inc. equal to the number of CC Units that they hold.
(3)
Includes shares of Class A common stock issuable upon redemption of units in Cactus Companies (together with the cancellation of an equal number of shares of our Class B common stock).

(4)
Scott Bender, our Chairman, Chief Executive Officer and Director, and Joel Bender, our President and Director, control Cactus WH Enterprises and may be deemed to share voting and dispositive power over the reported shares and, therefore, will also be deemed to be the beneficial owners of such shares. Certain members of Cactus WH Enterprises may cause Cactus WH Enterprises to redeem their units representing membership interests in Cactus WH Enterprises and, in return, distribute to such members an equal number of CC Units and the corresponding number of shares of Class B common stock. Such distributees may participate in an offer and sale of shares of our Class A common stock as selling stockholders. See “Redemption of CC Units and Class B Common Stock.”

(5)
The address of Lee Boquet is 4123B Meadow Lane, Bossier City, LA 71111.

(6)
The number of shares shown under the columns “Class A Voting Stock” and “Combined Voting Power” for Scott Bender includes 61,144 shares of Class A Common Stock issuable to him upon the vesting of previously granted restricted stock unit awards (“RSUs”) and performance share units (“PSUs”). Also includes shares of Class A common stock that may be sold by SJB BIC, LP, an entity that is controlled by Scott Bender.

(7)
Includes shares of Class A common stock that may be sold by Bender Investment Company, which is controlled by Scott Bender, our Chairman, Chief Executive Officer and Director, and Joel Bender, our President and Director. Bender Investment Company may be deemed to share voting and dispositive power over 10,160,359 shares of Class B common stock owned by Cactus WH Enterprises and, therefore, will also be deemed to be the beneficial owners of such shares.

(8)
The number of shares shown under the columns “Class A Voting Stock” and “Combined Voting Power” for Joel Bender includes 61,144 shares of Class A Common Stock issuable to Joel Bender upon the vesting of previously granted RSUs and PSUs. Also includes shares of Class A common stock that may be sold by JAB BIC, LP, an entity that is controlled by Joel Bender.

PLAN OF DISTRIBUTION
We and/or one or more of the selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:
•
to purchasers directly;

•
to underwriters for public offering and sale by them;

•
through agents;

•
through dealers;

•
through a combination of any of the foregoing methods of sale;

•
through any other methods described in a prospectus supplement; and/or

•
any other method permitted pursuant to applicable law.

We and/or one or more of the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.
The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
The applicable prospectus supplement will set forth whether or not underwriters may effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York. Legal counsel to any underwriters may pass upon legal matters for such underwriters.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Cactus, Inc.

PROSPECTUS
February 28, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.
SEC registration fee	*
Printing and engraving expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Miscellaneous	**
Total	**

*
Except with respect to the fee applicable to the shares of Class A common stock to be sold by the selling stockholders (a portion of which is being carried forward from the prior registration statement), the registrant is deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act. See Exhibit 107 to this registration statement for additional details.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.
Our restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and officer, except liability:
•
for any breach of the director’s duty of loyalty to our company or our stockholders;

•
for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

•
under Section 174 of the DGCL, with respect to directors, regarding unlawful dividends and stock purchases or redemptions; or

•
for any transaction from which the director or officer derived an improper personal benefit; or

•
for, with respect to officers, any action by or in the right of Cactus, Inc.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also require us, to the fullest extent not prohibited by applicable law, to pay the expenses (including attorneys’ fees) incurred by a covered person in defending any proceeding in advance of its final disposition. In addition, we have entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.
We intend to maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, which may be incurred by them in their capacity as such.
Any proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement is expected to provide for indemnification of our directors and officers by the underwriters against certain liabilities arising under the Securities Act or otherwise in connection with this offering.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits.
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Cactus, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Restated Certificate of Incorporation of Cactus, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024)
3.2	Amended and Restated Bylaws of Cactus, Inc. (incorporated by reference to Exhibit 3.6 to the Registrant’s Form 10-Q filed with the Securities and Exchange Commission on August 1, 2024)
4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Cactus, Inc.’s Registration Statement on Form S-1 filed with the SEC on January 12, 2018)
4.2	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on February 12, 2018)
4.3**	Form of Indenture for Senior Debt Securities
4.4**	Form of Indenture for Subordinated Debt Securities
4.5*	Form of Deposit Agreement, including form of Depositary Receipt
4.6*	Form of Class A common stock Warrant Agreement
4.7*	Form of Preferred Stock Warrant Agreement
4.8**	Form of Senior Debt Securities (included in Exhibit 4.3)

Exhibit Number	Description
4.9**	Form of Subordinated Debt Securities (included in Exhibit 4.4)
5.1**	Opinion of Baker Botts L.L.P.
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1 to this Registration Statement)
24.1**	Powers of Attorney (included on the signature page of this Registration Statement)
25.1*†	Form T-1 Statement of Eligibility and Qualification relating to the Senior Indenture
25.2*†	Form T-1 Statement of Eligibility and Qualification relating to the Subordinated Indenture
107**	Filing Fee Table

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of Cactus, Inc.

**
Filed herewith.

†
To be filed later in accordance with subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 28, 2025.
Cactus, Inc.
By:	/s/ SCOTT BENDER
	Name:	Scott Bender
	Title:	Chief Executive Officer, Chairman of the Board and Director
POWER OF ATTORNEY
Each person whose signature appears below appoints Scott Bender and William Marsh, and each of them severally, each of whom may act without the joinder of the other, as his or her true and lawful attorney or attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.
Signature	Title	Date
/s/ SCOTT BENDER Scott Bender	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	February 28, 2025
/s/ JAY A. NUTT Jay A. Nutt	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 28, 2025
/s/ JOEL BENDER Joel Bender	President and Director	February 28, 2025
/s/ MELISSA LAW Melissa Law	Director	February 28, 2025
/s/ MICHAEL MCGOVERN Michael McGovern	Director	February 28, 2025
/s/ JOHN (ANDY) O’DONNELL John (Andy) O’Donnell	Director	February 28, 2025

Signature	Title	Date
/s/ GARY ROSENTHAL Gary Rosenthal	Director	February 28, 2025
/s/ BRUCE ROTHSTEIN Bruce Rothstein	Director	February 28, 2025
/s/ ALAN SEMPLE Alan Semple	Director	February 28, 2025
/s/ TYM TOMBAR Tym Tombar	Director	February 28, 2025